UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2014

WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	001-35077	36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9700 West Higgins Road Rosemont, Illinois		60,018
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (847) 939-9000
9700 W. Higgins Road
Rosemont, Illinois 60018
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
Wintrust Financial Corporation (the "Company") held its 2014 Annual Meeting of Shareholders on May 22, 2014. At the meeting, the Company’s shareholders (i) elected all thirteen of the Company’s director nominees, (ii) approved an advisory (non-binding) proposal approving the Company’s 2013 executive compensation as described in the Company’s proxy statement, and (iii) ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year 2014. The results of the vote at the meeting were as follows:

Proposal No. 1 — Election of Directors

Name	Votes For	Abstentions	Broker Non-Votes
Peter D. Crist	41,626,293	390,839	1,095,157
Bruce K. Crowther	41,456,484	560,648	1,095,157
Joseph F. Damico	41,634,164	382,968	1,095,157
Bert A Getz, Jr.	41,460,576	556,556	1,095,157
H. Patrick Hackett, Jr.	41,915,479	101,653	1,095,157
Scott K. Heitmann	41,928,681	88,451	1,095,157
Charles H. James III	41,833,637	183,495	1,095,157
Albin F. Moschner	41,450,967	566,165	1,095,157
Thomas J. Neis	41,458,191	558,941	1,095,157
Christopher J. Perry	41,928,162	88,970	1,095,157
Ingrid S. Stafford	41,469,043	548,089	1,095,157
Sheila G. Talton	41,830,645	189,487	1,095,157
Edward J. Wehmer	41,646,794	370,338	1,095,157

Proposal No. 2 — Advisory Vote on 2013 Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,259,925	694,448	62,754	1,095,162

Proposal No. 3 — Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,593,080	391,366	26,834	101,009

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)

By:	/s/ Lisa J. Pattis
Lisa J. Pattis
Executive Vice President and General Counsel
Date: May 23, 2014